EXHIBIT 99.2


         STOCK PURCHASE AGREEMENT ("Agreement"), dated as of [ ], 2003, between Premium Quality Fund, a corporation organized under the laws of the Cayman Islands, with address at Calle 50, Edificio Global Bank, 15th Floor, Office 15-B, Panama City, Republic of Panama (the "Seller"), and Geosor Corporation, a corporation organized under the laws of the State of New York, with address at 888 Seventh Avenue, New York, NY 10106 (the "Buyer").

                                    RECITALS:

         WHEREAS, the Seller wishes to sell, and the Buyer wishes to purchase
[ ] shares of the [common stock/ preferred stock] of Phone1 Globalwide, Inc., a Delaware corporation ("Global"), owned by Seller (the "Shares") for the Purchase Price (as defined below) and upon the terms and subject to the conditions described below.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is acknowledged, it is hereby agreed as follows:

         1. Sale of Shares.
            ---------------

         Seller sells to the Buyer, and the Buyer purchases from the Seller, the Shares, on the date hereof, free and clear of all liens, claims, pledges, charges, agreements and encumbrances of any kind whatsoever ("Liens"). As payment in full for the Shares being purchased by the Buyer under this Agreement, and against delivery of the stock certificate or certificates therefor, the Buyer shall pay to the Seller on the date hereof the amount of US$5,000,000 ("Purchase Price").


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

         2. Obligations of Seller and Buyer.
            --------------------------------

         (a) The Seller delivers to the Buyer, on the date hereof, stock certificate(s) representing the Shares free of any Liens or restrictions of any kind, together with stock powers executed by it with signatures guaranteed by a member of the New York Stock Exchange or a commercial bank or, if requested by the Buyer, in the name of the Buyer or its designee.

         (b) The Buyer delivers to the Seller, on the date hereof, the Purchase Price. It is understood that the Purchase Price is paid with the principal amount of a Certificate of Deposit (the "CD") registered in the name of the Investor and issued by GNB Bank Panama S.A. on November 27, 2002 which Buyer has cancelled and redeemed. Accordingly, Buyer shall wire transfer to the account described in Exhibit A attached hereto all the principal amount of the CD to Seller to be applied as payment in full of the Purchase Price. No fractional Shares shall be issued to Buyer, accordingly, any excess cash resulting from the redemption of the CD (and not applied as Purchase Price) shall be paid to the Buyer in U.S. dollars. It being understood that Buyer does not make any representations relating to the enforceability of the CD, except that Buyer will deliver such CD free and clear of any Liens whatsoever.

         (c) All payments to be made under this Agreement shall be made in U.S. dollars.

         3. Representations of Seller.
            --------------------------

         The Seller represents to the Buyer as set forth below.

         (a) The Seller has the legal authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary actions (including obtaining any consent of stockholders required by law or by its charter documents, if necessary) to authorize the execution, delivery and performance of this Agreement and the transactions contemplated herein.

         (b) This Agreement, when executed by the Seller and countersigned by the Buyer, will constitute the Seller's legal, valid and binding obligation, enforceable against the Seller in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, liquidation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights or general equity principles.

         (c) Neither the execution, delivery or performance of this Agreement or the consummation of the transactions herein contemplated nor compliance with the terms and provisions hereof will (i) result in a violation of the charter or bylaws or other governing documents of the Seller, Global or any of its subsidiaries, (ii) contravene or violate (a) any requirement of law to which the Seller, Global or any of its subsidiaries is subject, including the securities laws of any jurisdiction or the rules or regulations of any governmental entity or self regulatory body or (b) any judgment, decree, franchise, order, writ, injunction or demand applicable to the Seller, Global or any of its subsidiaries or (iii) conflict or be inconsistent with or result in any breach of the terms, covenants, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Seller, Global or any of its subsidiaries or any of their respective properties or assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Seller, Global or any of its subsidiaries is a party or bound or to which the Seller, Global or any of its subsidiaries or any of their respective properties or assets may be subject. Other than those which have been obtained or made, no consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any third party or governmental



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

body is required on the part of the Seller, Phone1, Inc. ("Phone1"), Globaltron Communications Corporation ("GCC"), Global or its subsidiaries in connection with the execution and delivery of this Agreement, or the compliance by the Seller, Phone1, GCC, Global and its subsidiaries with any of the provisions hereof.

         (d) None of the Seller, Global or its subsidiaries is in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any governmental authority having jurisdiction over it which will or is likely to adversely affect its ability to perform its obligations hereunder and entering into this Agreement will not violate any such statute, rule, writ, injunction, decree, order or regulation.

         (e) (i) The Seller is the record and beneficial owner of the Shares, which are free and clear from any Liens and upon the closing hereunder, the Buyer will receive good title to the Shares, free and clear of any Liens; and
(ii) there is not outstanding any security, option, warrant, right, agreement, understanding or commitment of any kind entitling any person, corporation or other entity to acquire any of the Shares. The issuance, sale and delivery of the Shares to be purchased hereunder have been duly authorized by all requisite action on the part of the Seller, Global and its subsidiaries, and, when issued and delivered to the Buyer in accordance with this Agreement, the Shares will be validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, and not subject to any Liens, preemptive rights or any other similar rights of the stockholders of Global or others. The consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to any of Global's outstanding securities. Any person, corporation or other entity with any right to purchase securities of Global, which would be triggered as a result of the transactions contemplated under this Agreement has waived such rights.


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

         (f) Each of the Seller, Phone1, GCC, Global and each of its subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority and possess all franchises, permits, authorizations and approvals necessary to carry on its business as now being conducted and to own its property and assets and (iii) has good and marketable title to its respective assets free and clear of any Lien, except for Liens that do not cause any material adverse effect on the condition (financial or otherwise), business, operations, assets, revenues, properties or prospects of Seller, Phone1, GCC, Global or its subsidiaries taken as a whole or any material adverse effect on the ability of Seller, Phone1, GCC, Global or its subsidiaries taken as a whole to perform any of their obligations under this Agreement ("Material Adverse Effect") and except as set forth in the Global SEC Reports (as defined in
Section 3(h) below). The Seller, Phone1, GCC, Global and each of its subsidiaries are in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of their business requires such qualification.

         (g) The only subsidiaries of Global are set forth in the Global SEC Reports. Phone1 and GCC do not have any subsidiaries.

         (h) Global has filed all reports required to be filed by it with the United States Securities and Exchange Commission ("SEC") since its incorporation (collectively, the "Global SEC Reports"). As of the respective dates they became effective, the Global SEC Reports filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and as of the respective dates of filing of the last applicable amendment thereto, the Global SEC Reports which were filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the



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

circumstances under which they were made, not misleading. The financial statements of Global and its subsidiaries included in the Global SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted in those reports) and fairly present the consolidated financial position of Global and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended, except that in the case of the unaudited consolidated financial statement included in any Form 10-Q, the presentation and disclosure conform with the applicable rules of the Exchange Act and are subject to year-end adjustments.

         (i) Except as set forth in the Global SEC Reports, Phone1, GCC, Global and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), including any liabilities or obligations Phone1, GCC, Global and its subsidiaries may incur for product liability, misrepresentation, fraud or comparable claims arising out of the conduct of the business of Phone1, GCC, Global and its subsidiaries prior to the date hereof.

         (j) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Seller in writing to the Buyer for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Seller in writing to the Buyer will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact or circumstances which has, or is reasonably likely to have, a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Buyer for use in connection with the transactions contemplated hereby.

         (k) Except as set forth in the Global SEC Reports, Global and its subsidiaries have filed all tax returns required to be filed by them and have paid all taxes payable by them which have become due pursuant to such tax returns and all other taxes and assessments payable by them which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established.

         (l) (i) As of the date hereof, the authorized capital stock of Phone1 is as set forth in the Global SEC Reports. All the outstanding shares have been duly and validly issued, are fully paid and non-assessable. Global is the owner of all of the shares of common stock of Phone1. There are no options, warrants or other securities exercisable or exchangeable for or convertible into common stock or other securities of Phone1, except as set forth in the Global SEC Reports.

                  (ii) As of the date hereof, the authorized capital stock of Global is as set forth in the Global SEC Reports. On the date hereof, (i) the number of shares of common stock of Global that are reserved for issuance upon



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

exercise of outstanding options, warrants or other securities exercisable or exchangeable for or convertible into common stock or other securities of Global is as set forth in the Global SEC Reports, (ii) the number of additional shares of common stock of Global that are reserved for issuance upon exercise of options available for grant under stock option or similar plans of Global or its subsidiaries is as set forth in the Global SEC Reports, and (iii) the number of shares held in Global's treasury is as set forth in the Global SEC Reports.

                  (iii) As of the date hereof, the authorized capital stock of the GCC is as set forth in the Global SEC Reports. Except as set forth in the Global SEC Reports, all the outstanding shares have been duly and validly issued, are fully paid and non-assessable and there are no options, warrants or other securities exercisable or exchangeable for or convertible into common stock or other securities of GCC. Global is the owner of all of the shares of common stock of GCC.

         (m) The Seller, Phone1, GCC, Global and all of its subsidiaries are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies (including the U.S. Federal Communications Commission) in respect of the conduct of their business and the ownership of their property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

         (n) Except as set forth in the Global SEC Reports, Phone1, GCC, Global and its subsidiaries have good and marketable title, without regard to defects of title, which do not have a Material Adverse Effect, to all properties owned by them, free and clear of all Liens. With respect to any lease or rental agreement to which Phone1, GCC, Global or any of its subsidiaries are a party,
(i) such lease or rental agreement is in full force and effect and (ii) Phone1, GCC, Global and its subsidiaries have complied in all material respects with all of the terms of such lease or rental agreement.

         (o) Except as set forth in the Global SEC Reports, Phone1, GCC, Global and its subsidiaries have good title to all tangible assets owned by them, free and clear of all Liens that individually or in the aggregate would have a Material Adverse Effect. Phone1, GCC, Global and its subsidiaries own or lease all the intangible personal property currently used in the conduct of its business as presently conducted. All the intangible personal property owned by Phone1, GCC, Global and its subsidiaries is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by Phone1, GCC, Global and its subsidiaries is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

         (p) Except as set forth in the Global SEC Reports, Phone1, GCC, Global and its subsidiaries own all the proprietary information, patents, patent applications, patents rights and inventions, trademarks, service marks, trade names, copyrights, trade secrets, permits, licenses, franchises and formulas and rights with respect to the foregoing ("Proprietary Rights"), and have obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of their business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

         (q) (i) Except as set forth in the Global SEC Reports, Phone1, GCC, Global and its subsidiaries own and possess all right, title and interest in and to, or have a valid license to use, all of the Proprietary Rights used in the operation of their business as presently conducted and none of such Proprietary Rights has been abandoned;

                  (ii) Except as set forth in the Global SEC Reports, none of Phone1, GCC, Global or any of its subsidiaries has received any notice of any reasonable basis for an allegation of any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights; and

                  (iii) Except as set forth in the Global SEC Reports, none of Phone1, GCC, Global or any of its subsidiaries has infringed, misappropriated or otherwise violated any material Proprietary Rights of any third parties, and none of Phone1, GCC, Global or any of its subsidiaries has knowledge of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the business of Phone1, GCC, Global and its subsidiaries as presently operated.

         (r) The representations and warranties contained herein do not contain any untrue statement or a material fact or omit to state any material fact necessary in order to make the statements and information herein not misleading.

         4. Covenants.
            ----------

         (a) Seller will take, or cause to be taken, all reasonable actions, and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         (b) The Seller shall, and shall use its best efforts to cause a majority in interest of the other stockholders of Global to, promptly vote all



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

of its common and other voting stock, and the Seller shall, and shall use its best efforts to cause such stockholders and Global to, promptly take all other necessary or desirable actions within its control so that:

                  (i) the Buyer shall have the right to appoint one representative to the Board of Directors of Global (the "Board") (or at the election of the Buyer, an "observer" to the Board);

                  (ii) the removal from the Board of any representative designated hereunder by the Buyer shall be at the written request of the Buyer, but only upon such written request unless such designated representative has breached his obligations as a director under Delaware law;

                  (iii) in the event that any representative designated by the Buyer hereunder for any reason (including cause) ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Buyer; and

                  (iv) the right of the Buyer to appoint a representative to the Board shall terminate upon the point in time at which the Buyer ceases to be the beneficial owner of at least 50% of the Shares acquired pursuant to this Agreement (determined in accordance with Rule 13d-3 under the Exchange Act).

         (c) The Seller will furnish or cause to be furnished to the Buyer:

                  (i) promptly, copies of all financial information, proxy materials and material filings, reports and information which Phone1, GCC, the Seller or any of its subsidiaries shall file or be required to file with any agency, regulatory authority or instrumentality of any government; and


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

                  (ii) from time to time, such other information or documents (financial or otherwise) as the Buyer may reasonably request.

         (d) Upon the request of the Buyer, (i) the Seller will use its best efforts to cause Global to file a shelf registration statement covering the resale of the Shares, if a shelf registration is filed for any other shareholder of Global (or the underlying common stock issued upon conversion of the Shares), and will use its best efforts to cause such registration statement promptly to be declared effective by the SEC (and in any event within 45 days thereafter) and to remain continuously effective until all Shares held by the Buyer have been sold thereunder or can be freely resold under Rule 144(k) under the Securities Act of 1933, as amended, (ii) in the event the Seller or any of its affiliates participates in an underwritten registration of shares of Global, the Seller will use its best efforts to cause Global to include in such registration all Shares requested by the Buyer to be included therein, subject to normal underwriter cutbacks applicable to the Seller and other shareholders of Global and on the same terms and under the same cutback proportions as such shareholders, and (iii) in the event the Seller or any of its affiliates participates in any other registration of shares of Global, the Seller will use its best efforts to cause Global to include in such registration all Shares requested by the Buyer to be included therein.

         (e) The Seller will cause Global to maintain a sufficient number of shares of its Series A preferred stock and common stock for issuance in the event that the Buyer converts the Certificate of Deposit into Series A preferred stock of the Seller and then desires to convert such Series A preferred stock into common stock of Global.


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

         5. Representation of the Buyer.
            ----------------------------

         The Buyer represents to the Seller as follows:

         (a) The Buyer has the legal authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary legal actions (including obtaining any consent of stockholders required by law or by its charter documents, if necessary) to authorize the execution, delivery and performance of this Agreement and the transactions contemplated herein.

         (b) This Agreement, when executed by the Buyer and countersigned by the Seller, will constitute the Buyer's legal, valid and binding obligation, enforceable against the Buyer in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, liquidation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights or general equity principles.

         (c) The Shares are received by the Buyer for investment purposes for its own account, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The Buyer understands that the Shares have not been registered under the Securities Act, or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder.

         (d) The Buyer acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Buyer has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about the Seller and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale.


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

         (e) The Buyer is a sophisticated investor with knowledge and experience in business and financial matters and is able to bear the economic risk and lack of liquidity inherent in owning the Shares.

         (f) The Buyer is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure contained herein.

         (g) The Buyer understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on nor has it ruled on the tax consequences of the transactions contemplated hereby.

         (h) The Buyer represents and covenants that it is an "Accredited Investor" as the term is defined in Rule 501(a) of Regulation D under the Securities Act.

         (i) The Buyer understands that all certificates for the Shares shall bear a legend in substantially the following form:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (I) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED, IF REQUESTED BY THE COMPANY, WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH AN EXEMPTION THEREFROM."


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

         6. General.
            --------

         (a) Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

                  If to Seller:
                  -------------

                  Calle 50, Edificio Global Bank, 15th Floor, Office 15-B Panama City, Republic of Panama
                  Fax Number: 011.507.263.2894
                  Attn: Mr. Herny D. Kardonski

                  With a copy to:
                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY 10036
                  Fax Number: 212.969.2900
                  Attn: David W. Sloan, Esq.

                  If to Buyer:
                  ------------

                  Geosor Corporation
                  888 Seventh Avenue
                  New York, NY 10106
                  Fax Number: 212.548.4601
                  Attn: Mr. Stewart Paperin

                  and



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

                  Geosor Corporation
                  888 Seventh Avenue
                  New York, NY 10106
                  Fax: 212.541.7751
                  Attn: Mr. Armando T. Belly

                  With a copy to:

                  Akin Gump Strauss Hauer & Feld LLP
                  590 Madison Avenue
                  New York, New York 10022
                  Fax:     212.872.1002
                  Attn:    Patrick J. Dooley, Esq.

         (b) Survival. All representations and covenants contained herein shall survive the date hereof; provided that the representations, only, contained herein shall survive for a period of 18 months from the date hereof.

         (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         (d) No Implied Waiver. No failure or delay on the part of a party hereto to exercise any right, power or privilege shall be deemed a waiver of any rights and remedies to which such party may be entitled.

         (e) Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written communications, understandings and agreements, oral or written and cannot be changed except by an instrument in writing signed by the parties hereto.



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

         (f) Headings. The headings in this Agreement are for convenience of reference only, are not a part hereto and shall not affect the interpretation or construction hereof.

         (g) Governing Law; Submission to Jurisdiction; Appointment of Process Agent.

                  (i) The terms of this Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York (exclusive of any rules as to conflict of laws) and the laws of the United States applicable therein.

                  (ii) With respect to any suit, action or proceeding relating to this Agreement or the transactions contemplated hereby, the Seller irrevocably (x) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and, if such Court lacks subject matter jurisdiction, to the Supreme Court of the State of New York, County of New York, and if such Courts lack subject matter jurisdiction, to the U.S. District Court for the Southern District of Florida or if such Court lacks subject matter jurisdiction, in the courts of general jurisdiction in Dade County, Miami, Florida; and (y) waives, to the fullest extent permitted by law, any objection or immunities to jurisdiction which the Seller may now or hereafter have at any time (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) to the laying of venue of any such suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or any judgment entered by any court in respect hereof brought in any such court, waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum and further waives the right to object with respect to any such suit, action or proceeding that such court does not have any jurisdiction over it. The Seller agrees that it will not institute an action in any court except as contemplated by the foregoing. Notwithstanding the foregoing, nothing contained herein shall limit or impair the right of the Buyer to institute any suit, action, motion or proceeding in any other court of competent jurisdiction, nor shall the taking of any suit, action or proceeding in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

                  (iii) Nothing in this Agreement shall be deemed to constitute a general consent to service of process or the in personam jurisdiction of the United States District Court for the Southern District of New York, County of New York, the Supreme Court of the State of New York, the U.S. District Court for the Southern District of Florida or the courts of general jurisdiction in Dade County, Miami, Florida for legal actions or proceedings not related to the transactions contemplated by this Agreement.

                  (iv) The Seller irrevocably appoints the following agent to receive, for it and on its behalf, service of process in any suit, action or proceeding relating to this Agreement: Proskauer Rose LLP, 1585 Broadway, New York, NY 10019, Fax: 212.969.2900, Attn: David W. Sloan. If for any reason the Seller's process agent is unable to act as such, the Seller will promptly notify the Buyer and within thirty (30) days appoint a substitute process agent acceptable to the Buyer. Nothing in this Agreement will affect the right of the Buyer to serve process in any other manner permitted by law.

         (h) Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. The Seller may not assign this Agreement or its rights hereunder. The Buyer may assign this Agreement and its rights hereunder to any affiliate or affiliated fund or any fund advised by the Buyer or any of its affiliates.


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

         (i) Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         (j) Taxes. Seller agrees to pay all stamp, documentary and other similar duties and taxes, if any, in connection with the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                              PREMIUM QUALITY FUND


                                              By: _____________________
                                              Name:
                                              Title:


                                              GEOSOR CORPORATION


                                              By: _____________________
                                              Name:
                                              Title:



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                                                                      EXHIBIT A
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                        Seller Wire Transfer Instructions



UBS AG STANFORD
Swift Address: UBSWUS33
For Account of: UBS AG, LONDON
A/C: 101-WA-140007-000
ABA: 026007993
For further credit to:
PREMIUM QUALITY FUND
Account: 289802 P.J.




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